As filed with the Securities and Exchange Commission on December 1, 2015

 Registration No. 333-204842

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO THE
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

New Bancorp, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	47-4314938
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
45 North Whittaker Street
New Buffalo, Michigan 49117
(269) 469-2222
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Mr. Richard C. Sauerman
President and Chief Executive Officer
45 North Whittaker Street
New Buffalo, Michigan 49117
(269) 469-2222
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Steven Lanter, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000

Sales to the public of the common stock of New Bancorp, Inc. (the “Registrant”) pursuant to this Registration Statement concluded on October 6, 2015. No further sales of the Registrant’s common stock will be made pursuant to this registration statement.

This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 334,950 shares of the common stock, par value $0.01 per share (the “Common Stock”), of New Bancorp, Inc. (the “Registrant”), heretofore registered and offered pursuant to the terms of the Registrant’s Prospectus dated August 12, 2015.  The remaining 696,600 shares registered pursuant to this Registration Statement on Form S-1 have been issued in accordance with the Prospectus.

The Registrant has determined that no further shares of the Common Stock will be offered, sold, issued and/or exchanged pursuant to the Prospectus. The Registrant therefore requests deregistration of the unissued shares of Common Stock pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New Buffalo, State of Michigan on December 1, 2015.

NEW BANCORP, INC.

By:	/s/ Richard C. Sauerman
Richard C. Sauerman
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of New Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Richard C. Sauerman as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Richard C. Sauerman may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Richard C. Sauerman shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Richard C. Sauerman Richard C. Sauerman	President, Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2015

/s/ Russell Dahl Russell Dahl	Chief Financial Officer	December 1, 2015

/s/ Jeffrey Vickers Jeffrey Vickers	Director	December 1, 2015

/s/ Joseph Migely Joseph Migely	Director	December 1, 2015

/s/ Ralph Sommerfeld Ralph Sommerfeld	Director	December 1, 2015

/s/ David Blum David Blum	Director	December 1, 2015